UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2006

PEDIATRIC SERVICES OF AMERICA, INC.

(Exact Name Of Registrant As Specified In Charter)

Delaware	0-23946	58-1873345
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

310 Technology Parkway, Norcross, Georgia	30092-2929
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (770) 441-1580

Not applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 25, 2006, Pediatric Services of America, Inc. (the “Company”) entered into an Asset Purchase Agreement for the sale of substantially all of the assets of its Respiratory Therapy Equipment and Services Business (the “Respiratory Therapy Business”) to Lincare Inc. (“Lincare”) for approximately $35.2 million. At closing, the Company expects to receive cash proceeds of approximately $31.2 million. Certain liabilities of the Respiratory Therapy Business will also be assumed by Lincare. The closing is subject to customary closing conditions and the completion of final due diligence review by Lincare.

A copy of the Asset Purchase Agreement and the Press Release related to this transaction are included herewith. The Asset Purchase Agreement is included as an exhibit to provide information regarding its terms. Except for its status as the contractual document between the parties with respect to the transaction described therein, it is not intended to provide factual information about the parties.

Item 2.05. Costs Associated with Exit or Disposal Activities.

The information set forth in Item 1.01 of this report is incorporated in this Item 2.05 by reference in its entirety.

The decision to enter into the Asset Purchase Agreement and to sell the Respiratory Therapy Business was based primarily on the Company’s desire to focus its resources on its pediatric private duty nursing business. Due to this decision, the Company will incur certain exit costs associated with the sale of the Respiratory Therapy Business. The Company anticipates these exit costs to include transaction related costs including, but not limited to, professional service fees, income tax liabilities, compensation and benefit costs, facility closure, and contract termination costs.

The Company is currently formulating an estimate of these exit costs and will report these exit costs after a good faith estimate is determined.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Asset Purchase Agreement, dated August 25, 2006, by and between Lincare Inc., Pediatric Services of America, Inc. and certain affiliates of Pediatric Services of America, Inc. named therein.

99.1	Press Release dated August 28, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRIC SERVICES OF AMERICA, INC.
(Registrant)

Date: August 28, 2006	/s/ James M. McNeill
James M. McNeill Senior Vice President, Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

10.1	Asset Purchase Agreement, dated August 25 2006, by and among Lincare Inc., Pediatric Services of America, Inc. and certain affiliates of Pediatric Services of America, Inc. named therein.

99.1	Press Release dated August 28, 2006.